UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

THE KEYW HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400

Hanover, Maryland 21076

(Address of principal executive offices) (Zip Code)

(443) 733-1600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE KEYW HOLDING CORPORATION

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation (“KEYW” or the “Company”) was held on August 13, 2013. At the Meeting, the stockholders voted on the following two proposals and cast their votes as follows:

1.	Election of Directors.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Deborah A. Bonanni	27,484,299	208,487	3,621,881
William I. Campbell	27,577,003	115,783	3,621,881
Pierre A. Chao	27,437,188	255,598	3,621,881
John G. Hannon	27,575,053	117,733	3,621,881
Kenneth A. Minihan	27,469,705	223,081	3,621,881
Arthur L. Money	27,574,917	117,869	3,621,881
Leonard E. Moodispaw	22,132,951	5,559,835	3,621,881
Caroline S. Pisano	27,625,329	67,457	3,621,881

2.	Ratification of the Appointment of Grant Thornton, LLP as Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2013.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
31,265,095	45,606	3,966	0

THE KEYW HOLDING CORPORATION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ John E. Krobath
DATE: August 13, 2013	John E. Krobath Chief Financial Officer